As filed with the Securities and Exchange Commission on July 6, 1994.
Exhibit Index on Page No. 4        Registration No. 33-_________
   ______________________________________________________

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
      ________________________________________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
     ___________________________________________________

                         HUMANA INC.
     (Exact name of issuer as specified in its charter)

        DELAWARE                           61-0647538
(State of Incorporation)      (I.R.S. Employee Identification No.)

                    500 WEST MAIN STREET
                 LOUISVILLE, KENTUCKY 40202
          (Address of principal executive offices)
          Issuer's telephone number (502) 580-1000
    ____________________________________________________

            1989 STOCK OPTION PLAN FOR EMPLOYEES
      1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  (Full title of the Plans)
   _______________________________________________________

Walter E. Neely, Esq.                   Copy to:
Vice President, Associate General       Jeffrey Bagner, Esq.
Counsel and Secretary                   Fried, Frank, Harris, Shriver
Humana Inc.                               & Jacobson
500 West Main Street                    One New York Plaza
Louisville, KY  40202                   New York, New York  10004
(502) 580-3714
(Name, address and telephone
number of agent for service)

     Approximate date of proposed commencement of sales pursuant to the
Plans:  As Soon as Practicable After this Registration Statement Becomes
Effective.

               CALCULATION OF REGISTRATION FEE
Title of         Additional     Proposed       Proposed
Securities       Amount         maximum        maximum         Amount of
to be            to be          offering       aggregate       registration
registered       registered     price          offering        fee (2)
                                per share      price(2)
Humana Inc.      7,000,000      $16.25         $113,750,000    $39,224.41
Common           shares(1)
Stock
Par Value
$.16 2/3
per share

(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plans.
(2) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) under the Securities and Exchange Act of 1933 and based on the average of the highest and lowest prices of the Common Stock as reported on the New York Stock Exchange Composite Tape ($16.25 per share) on July 1, 1994.


NOTE:This Registration Statement registers additional shares allocated for awards under the 1989 Stock Option Plan for Employees and the 1989 Stock Option Plan for Non-Employee Directors (collectively referred to as the "Plans"). The Form S-8 Registration Statement (Reg. No. 33-33072) used to register the shares initially allocated under the Plans (plus additional shares allocated pursuant to the antidilution provisions of the Plans) is incorporated by reference herein.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 6th day of July, 1994.

                              HUMANA INC.


                              BY:  /s/Walter E. Neely
                                   Walter E. Neely
                                   Vice President, Associate
                                   General Counsel and Secretary

                      POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Walter E. Neely, James E. Murray and Martha E. Clark, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this Registration Statement on Form S-8 (1989 Stock Option Plan for Employees and 1989 Stock Option Plan for Non-Employee Directors), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.



BY:                 /s/David A. Jones
                    David A. Jones
                    Chairman of the Board, Chief Executive Officer
                    (Principal Executive Officer) and Director
DATE:               July 6, 1994


BY:                 /s/Wayne T. Smith
                    Wayne T. Smith
                    President, Chief Operating Officer and Director
DATE:               July 6, 1994


BY:                 /s/W. Roger Drury
                    W. Roger Drury
                    Chief Financial Officer (Principal Financial
                    Officer)
DATE:               July 6, 1994

BY:                 /s/James E. Murray
                    James E. Murray
                    Vice President and Controller (Principal
                    Accounting Officer)
DATE:               July 6, 1994


BY:                 /s/K. Frank Austen, M.D.
                    K. Frank Austen, M.D.
                    Director
DATE:               July 6, 1994


BY:                 /s/Michael E. Gellert
                    Michael E. Gellert
                    Director
DATE:               July 6, 1994


BY:                 /s/David A. Jones, Jr.
                    David A. Jones, Jr.
                    Director
DATE:               July 6, 1994


BY:                 /s/W. Ann Reynolds, Ph.D.
                    W. Ann Reynolds, Ph.D.
                    Director
DATE:               July 6, 1994


BY:                 /s/John R. Hall
                    John R. Hall
                    Director
DATE:               July 6, 1994


BY:                 /s/Irwin Lerner
                    Irwin Lerner
                    Director
DATE:               July 6, 1994

Exhibit Index

 4(a) Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989, as restated pursuant to Item 102(c) of Regulation S-T to incorporate the amendment of January 9, 1992, and the correction of March 23, 1992.
          Exhibit 4.(i) to the Company's Post-Effective Amendment to the Registration Statement on Form S-8 (Reg. No. 33-49305) filed February 2, 1994, is incorporated by reference herein.

 4(b) By-Laws as amended. Exhibit 3(a) to the Company's Current Report on Form 8-K (File No. 1-5975) filed March 5, 1993, is incorporated by reference herein.

 4(c) 1989 Stock Option Plan for Employees, as amended. Exhibit A to the Company's Proxy Statement covering the Annual Meeting of Stockholders on May 26, 1994 (File No. 1-5975), filed March 29, 1994, is incorporated by reference herein.

 4(d) 1989 Stock Option Plan for Non-Employee Directors, as amended. Exhibit B to the Company's Proxy Statement covering the Annual Meeting of Stockholders on May 26, 1994 (File No. 1-5975), filed March 29, 1994, is incorporated by reference herein.

 4(e) Form of Rights Agreement, dated March 5, 1987, between Humana Inc. and Mid-America Bank of Louisville and Trust Company.
          Exhibit 1 to the Form SE for the Registration Statement (File No. 1-5975) on Form 8-A dated March 9, 1987, is incorporated by reference herein.

 4(f)     Amendment No. 1, dated December 7, 1992, to the Rights
          Agreement.  Exhibit 1.1 to the Company's Form 8 (File No. 1-
          5975) filed December 16, 1992, is incorporated by reference herein.

 4(g)     Amendment No. 2, dated March 2, 1993, to the Rights Agreement.
          Exhibit 1.2 to the Company's Form 8 (File No. 1-5975) filed March 2, 1993, is incorporated by reference herein.

 5 Opinion of Walter E. Neely, counsel to the Registrant, as to the validity of the securities registered herein.

23(a) Consent of Walter E. Neely, counsel to the Registrant, included in 5 above.

23(b) Consent of Coopers & Lybrand, independent accountant for the Registrant.

24 Powers of Attorney (included on the signature page of this Registration Statement on Form S-8).